[LOGO]CADMUS
                                 COMMUNICATIONS




        Dear Shareholder:

          You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Cadmus Communications Corporation ("Cadmus"). The meeting will be held on November 18, 1999, at 11:00 a.m., eastern standard time, in the Auditorium of the Crestar Center, 919 East Main Street, Richmond, Virginia.

           The primary business of the meeting will be the election of directors and the ratification of independent public accountants, as more fully explained in the enclosed proxy statement.

           During the meeting, we also will report to you on the condition and performance of Cadmus and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters of interest to all shareholders.

           We hope to see you on November 18, 1999. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest in and support of Cadmus.


                                            Cordially,

                                            /s/ C. Stephenson Gillispie, Jr.
                                            ----------------------------------
                                            C. Stephenson Gillispie, Jr.
                                            CHAIRMAN OF THE BOARD,
                                            PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER

        October 8, 1999


                        CADMUS COMMUNICATIONS CORPORATION
          6620 West Broad Street, Suite 240, Richmond, Virginia 23230

            ------------------------------------------------------
                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
            ------------------------------------------------------
                         TO BE HELD NOVEMBER 18, 1999

     The 1999 Annual Meeting of Shareholders of Cadmus Communications Corporation will be held on November 18, 1999, at 11:00 a.m., eastern standard time, in the Auditorium of the Crestar Center, 919 East Main Street, Richmond, Virginia, for the following purposes:

     1. To elect three Class I directors to serve until the 2002 Annual Meeting of Shareholders.

     2. To ratify the designation of Arthur Andersen LLP as independent public accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 24, 1999, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.


                                              By Order of the Board of Directors

                                              /s/ Bruce V. Thomas
                                              ----------------------------------
                                              Bruce V. Thomas
                                              SENIOR VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER
October 8, 1999


PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                        CADMUS COMMUNICATIONS CORPORATION
           6620 West Broad Street, Suite 240, Richmond, Virginia 23230
                   ------------------------------------------
                                 PROXY STATEMENT
                   ------------------------------------------
                       1999 ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 18, 1999

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Cadmus Communications Corporation ("Cadmus" or "Company") for the 1999 Annual Meeting of Shareholders ("Annual Meeting") of Cadmus to be held November 18, 1999, at the time and place set forth in the accompanying Notice of Annual Meeting of Shareholders and for the following purposes: (i) to elect three Class I directors to serve until the 2002 Annual Meeting of Shareholders (see "Election of Directors" page 6); (ii) to ratify the designation of Arthur Andersen LLP as independent public accountants for the current fiscal year (see "Ratification of the Selection of Independent Public Accountants," page 22); and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     If a shareholder is a participant in the Cadmus Dividend Reinvestment Plan, the enclosed proxy card represents the number of full shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. A participant in the Cadmus Thrift Savings Plan with shares of Cadmus common stock allocated to his or her account will receive a separate proxy card representing the number of full shares allocated to his or her account as of the record date for the Annual Meeting.

     Cadmus will pay all costs for this proxy solicitation. Proxies are being solicited by mail and may also be solicited personally, by telephone or telegraph, by directors, officers, and employees of Cadmus. Cadmus may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the stock. All shares of the common stock of Cadmus ("Common Stock") represented by properly executed and delivered proxies will be voted according to their terms and conditions at the Annual Meeting or any adjournments thereof. Shareholders may revoke proxies at any time prior to their exercise by written notice to Cadmus, by submitting a proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

     The approximate mailing date of this proxy statement and the accompanying proxy is October 8, 1999.


VOTING RIGHTS

     Only those shareholders of record at the close of business on September 24, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of

Common Stock outstanding and entitled to vote as of the record date was 9,014,188. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

     With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors. As a result, votes withheld will have no effect. The ratification of Arthur Andersen LLP as independent public accountants requires the affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 31, 1999 (except as noted below), the number and percentage of shares of Common Stock held by persons known by Cadmus to be the owners of more than 5% of the Company's Common Stock, each of the Cadmus directors and nominees for director, the executive officers named in the "Summary Compensation Table," and all directors and executive officers as a group.



                                         AMOUNT AND NATURE OF         PERCENT OF
NAME AND ADDRESS                         BENEFICIAL OWNERSHIP     COMMON STOCK ISSUED
OF BENEFICIAL OWNER                       OF COMMON STOCK(1)        AND OUTSTANDING
-------------------------------------   ----------------------   --------------------
Nathu Ram Puri
Isle of Man, United Kingdom                     1,658,333(2)               18.4%
James C. Sheridan
Sheridan Printing Company, Inc.
Alpha, New Jersey                                 460,000                   5.1%
J. & W. Seligman & Co. Inc.
New York, New York                                478,545                   5.3%
Dimensional Fund Advisors, Inc.
Santa Monica, California                          423,800                   4.7%
Brinson Partners, Inc.
Chicago, Illinois                                 419,900                  4.65%
Bernstein Sanford Company, Inc.
New York, New York                                417,600                  4.63%
First Union Capital Management Group
Charlotte, North Carolina                         404,050                  4.48%

                                          AMOUNT AND NATURE OF            PERCENT OF
NAME AND ADDRESS                          BENEFICIAL OWNERSHIP        COMMON STOCK ISSUED
OF BENEFICIAL OWNER                        OF COMMON STOCK(1)           AND OUTSTANDING
----------------------------------   -----------------------------   --------------------
Frank Daniels, III
Raleigh, North Carolina                        32,000 (3)                        *
G. Waddy Garrett
Richmond, Virginia                              5,600 (4)                        *
C. Stephenson Gillispie, Jr.
Richmond, Virginia                            241,038 (5)                     2.67%
Steven R. Isaac
Richmond, Virginia                             32,600 (6)                        *
John C. Purnell, Jr.
Richmond, Virginia                             11,182 (7)                        *
Jerry I. Reitman
Chicago, Illinois                               2,500 (8)
Russell M. Robinson, II
Charlotte, North Carolina                      21,272                            *
John W. Rosenblum
Charlottesville, Virginia                       8,000                            *
Wallace Stettinius
Richmond, Virginia                            188,053 (9)                     2.09%
Bruce V. Thomas
Richmond, Virginia                             62,799 (10)                       *
Bruce A. Walker
Seattle, Washington                             7,800                            *
Joseph J. Ward
Richmond, Virginia                                  0                            *
David G. Wilson, Jr.
Richmond, Virginia                            136,270 (11)                    1.51%
All Directors and Executive
Officers as a Group (18 persons)            2,539,919 (12)                   28.18%

----------
  * Indicates that percent of the Company's Common Stock does not exceed one percent.

(1) Except as otherwise indicated and except to the extent that in certain cases shares may be held in joint tenancy with a spouse, each nominee, director, or executive officer has sole voting and investment power with respect to the shares shown. Except as otherwise noted, beneficial ownership for each non-employee director includes 6,000 shares as to which each such director holds presently exercisable options under the 1992 and 1997 Non-Employee Director Stock Compensation Plans. The beneficial ownership shown for the five institutional shareholders and for James E. Sheridan is based on a listing of institutional holders of the Company's Common Stock as of July 31, 1999 provided to the Company by Nasdaq Online(TM). Mr. Puri, Mr. Sheridan and these institutions also have made either a Schedule 13G or 13D filing reflecting their respective ownerships. Those filing 13Gs certify that the acquisition of the shares reported thereon was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Company.

(2) As of August 25, 1999, according to a 13D Amendment 3 filed with the Securities and Exchange Commission on behalf of Mr. Puri, and companies affiliated with him.

(3) Mr. Daniels holds 4,000 of his shares in the form of presently exercisable options.

(4) Includes: 1,000 shares held by Mr. Garrett's wife, as to which shares Mr. Garrett disclaims beneficial ownership, and 2,000 shares held in the form of presently exercisable options.

(5) Includes: 204,200 shares as to which Mr. Gillispie holds presently exercisable options; 986 shares held in his father's estate of which he is executor; 10 shares held as custodian; and 581 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

(6) Includes: 500 shares held by Mr. Isaac's children and 350 shares held by Mr. Isaac's wife, as to all of which shares Mr. Isaac disclaims beneficial ownership; and 30,000 shares in the form of presently exercisable options.


(7) Includes 150 shares held by Mr. Purnell's wife, as to which shares Mr. Purnell disclaims beneficial ownership.

(8) Mr. Reitman holds 2,000 of his shares in the form of presently exercisable options.

(9) Includes: 148,831 shares held in an agency account by NationsBank, N.A., as to all of which shares Mr. Stettinius is the beneficial owner; 2,222 shares, also held in an agency account by NationsBank, N.A., for Mr. Stettinius' wife, as to which shares Mr. Stettinius disclaims beneficial ownership; and 33,000 shares as to which Mr. Stettinius holds presently exercisable options.

(10) Includes: 58,800 shares as to which Mr. Thomas holds presently exercisable options and 2,063 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

(11) Includes: 79,900 shares as to which Mr. Wilson holds presently exercisable options and 506 shares held for his account in the Cadmus account under the Thrift Savings Plan.

(12) In addition to the executive officers named in the Summary Compensation Table, the beneficial ownership shown for executive officers of Cadmus reflects shares beneficially owned by David E. Bosher, Vice President and Treasurer, Edward B. Fernstrom, Vice President, Information Technology, Donald R. Fisher, Vice President of Strategy and Corporate Development, and John H. Phillips, Vice President -- Procurement and Operations Finance.

ELECTION OF DIRECTORS (PROPOSAL 1)

     The Board of Directors is divided into three classes (I, II and III), with one class being elected every year for a term of three years. John D. Munford, II, Nathu Ram Puri, Jerry I. Reitman and Wallace Stettinius currently serve as Class I directors. Mr. Munford will not stand for re-election. Messrs. Puri, Reitman and Stettinius will be nominated to serve as Class I directors for terms of three years expiring at the 2002 annual meeting. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of Cadmus may designate. In the alternative, the Board may reduce the size of Class I to the number of remaining nominees, if any, for whom the proxies will be voted.

     Certain information concerning the three nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class II and Class III directors, who will continue in office after the Annual Meeting until the 2000 and 2001 annual meeting of shareholders, respectively.

                           NOMINEES FOR ELECTION AS
                               CLASS I DIRECTORS
                      (TO SERVE UNTIL 2002 ANNUAL MEETING)
                                 (PROPOSAL 1)

                                                              PRINCIPAL OCCUPATION DURING
                                            DIRECTOR       PAST FIVE YEARS AND DIRECTORSHIPS
NAME AND (AGE)                              SINCE(1)           IN OTHER PUBLIC COMPANIES
------------------------------------------ ---------- ----------------------------------------
                                             1999     Chairman and Controlling Shareholder,
                                                        Melton Medes Group and Melham Holdings
                                                        Limited, Controlling Shareholder Condor
                                                        Structure Limited & Purico (IOM) Limited.
                                                        Started businesses in Building Services
                                                        and Environment Design Consultants in
                                                        1975 and 1976 Nathu Ram Puri
                                                        respectively.
Nathu Ram Puri (60)
--------------------------------------------------------------------------------------------------
                                             1997     Vice Chairman, The Callahan Group, a
                                                        Chicago-based consulting group
                                                        specializing in change management. Jerry
                                                        I. Reitman





Jerry I. Reitman (61)
--------------------------------------------------------------------------------------------------
                                             1967     Senior Executive Fellow at the School of
                                                        Business, Virginia Commonwealth
                                                        University, Richmond, Virginia. Formerly,
                                                        Chairman of the Board, President and
                                                        Chief Executive Officer, Cadmus.
                                                        Director, Chesapeake Corporation. Wallace
                                                        Stettinius


Wallace Stettinius (66)
--------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT THE FOREGOING NOMINEES TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2002 ANNUAL MEETING.

                              CLASS II DIRECTORS
                      (SERVING UNTIL 2000 ANNUAL MEETING)



                                                                                    PRINCIPAL OCCUPATION DURING
                                                        DIRECTOR                 PAST FIVE YEARS AND DIRECTORSHIPS
NAME AND (AGE)                                          SINCE(1)                     IN OTHER PUBLIC COMPANIES
------------------------------------------------------ ----------          --------------------------------------------
                                                         1994              Chairman and Chief Executive Officer, Total
                                                                           Sports, Inc., a Raleigh-based news media
                                                                           publisher. Chairman, KOZ inc., a
                                                                           Raleigh-based provider of Web-based
                                                                           data. Formerly, Publisher, Nando.net and
                                                                           Vice President, Executive Editor and
Frank Daniels, III (43)                                                    Director of Operations, The News and
                                                                           Observer Publishing Company.
--------------------------------------------------------------------------------------------------------------------------

                                                         1991              Chairman of the Board, President and Chief
                                                                           Executive Officer, Cadmus. Formerly,
                                                                           Chief Operating Officer, Cadmus, and
                                                                           President and Chief Executive Officer,
                                                                           The William Byrd Press, Incorporated.
                                                                           Director, First Union -VA/MD/DC
                                                                           Advisory Board.
C. Stephenson Gillispie, Jr. (57)
--------------------------------------------------------------------------------------------------------------------------

                                                         1977              Chairman, Valco Graphics, Inc., a Seattle
                                                                           marketing firm providing printing, mailing
                                                                           and fulfillment services.

Bruce A. Walker (65)
--------------------------------------------------------------------------------------------------------------------------

                                                                                          PRINCIPAL OCCUPATION DURING
                                                               DIRECTOR               PAST FIVE YEARS AND DIRECTORSHIPS
NAME AND (AGE)                                                 SINCE(1)                   IN OTHER PUBLIC COMPANIES
-----------------------------------------------------     ---------------- -------------------------------------------------
                                                               1997              Chairman and Chief Executive Officer of
                                                                                 Alliance Agronomics, Inc., a
                                                                                 Mechanicsville, Virginia fertilizer
                                                                                 production and distribution concern.
                                                                                 Director, Ag-Chem Equipment Co., Inc.,
                                                                                 Reeds Jewelers, Inc., and County Bank of
                                                                                 Chesterfield, Inc.
G. Waddy Garrett (58)
----------------------------------------------------------------------------------------------------------------------------
                               CLASS III DIRECTORS
                      (TO SERVE UNTIL 2001 ANNUAL MEETING)

                                                               1979              Executive Director, Friends Association for
                                                                                 Children, Richmond, Virginia, a non-profit
                                                                                 child welfare organization.
John C. Purnell, Jr. (58)
----------------------------------------------------------------------------------------------------------------------------
                                                               1984              Attorney-at-law, President, Director and
                                                                                 shareholder of Robinson, Bradshaw &
                                                                                 Hinson, P.A., Charlotte, North Carolina.
                                                                                 Director, Caraustar Industries, Inc. and
                                                                                 Duke Energy Corporation.
Russell M. Robinson, II (67)
----------------------------------------------------------------------------------------------------------------------------

                                                                                         PRINCIPAL OCCUPATION DURING
                                                             DIRECTOR                 PAST FIVE YEARS AND DIRECTORSHIPS
NAME AND (AGE)                                               SINCE(1)                     IN OTHER PUBLIC COMPANIES
-------------------------------------------------------- ----------------- --------------------------------------------------
                                                             1988                Dean, The Jepson School of Leadership
                                                                                 Studies, University of Richmond,
                                                                                 Richmond, Virginia. Formerly, Tayloe
                                                                                 Murphy Professor and Dean, the Darden
                                                                                 Graduate School of Business Adminis-
                                                                                 tration, University of Virginia. Director,
                                                                                 Chesapeake Corporation, Comdial
John W. Rosenblum (55)                                                           Corporation, Cone Mills Corporation, and
                                                                                 T. Rowe Price Associates.
-------------------------------------------------------------------------------------------------------------------------------

                                                             1998                Chairman, Cadmus Professional Communi-
                                                                                 cations. Formerly, Executive Vice
                                                                                 President, Professional Communications
                                                                                 Sector; President, Cadmus Journal
                                                                                 Services; and Senior Vice President and
                                                                                 General Manager of Cadmus' Byrd
                                                                                 Journal division.
David G. Wilson, Jr. (58)
-------------------------------------------------------------------------------------------------------------------------------

(1) All service by Cadmus directors prior to June 30, 1984, refers to service as directors of Cadmus' predecessors, The William Byrd Press, Incorporated or Washburn Graphics, Inc.

CADMUS BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

     The Board of Directors of Cadmus held five meetings during the fiscal year ended June 30, 1999. All directors attended at least 75% of all meetings of the Board and committees on which they served, except Mr. Munford who attended 25% of the Audit Committee meetings.

     The Board has five standing committees: the Executive Committee, the Nominating Committee, the Audit Committee, the Executive Compensation and Organization Committee and the Benefits and Investment Committee.

     The Executive Committee has a wide range of powers, but its primary duty is to act if necessary between scheduled Board meetings. For such purpose, the Executive Committee possesses all the powers of the Board in management of the business and affairs of Cadmus except as otherwise limited by Virginia law. The Executive Committee held one meeting during the fiscal year ended June 30, 1999. Members of the Committee are Messrs. Daniels, Gillispie (Chairman), and Stettinius.

     The Nominating Committee selects and recommends to the Board a slate of nominees to be voted on for election as directors at each annual meeting, and makes recommendations concerning committee membership, appointment of officers and nominees to fill vacancies occurring on the Board. The Nominating Committee met one time during the fiscal year ended June 30, 1999. Members of the Committee are Messrs. Daniels, Reitman (Chairman), Rosenblum and Stettinius.

     The function of the Audit Committee is to recommend the appointment of a firm of independent public accountants to audit the Company's consolidated financial statements, to review and approve the scope, purpose and type of audit services to be performed internally and by the external auditors, to review the activities and findings of all the external auditors and employees conducting internal audits, to determine the effectiveness of the audit function and to render regular reports to the Board on its activities and findings. The Audit Committee met four times during the fiscal year ended June 30, 1999. Members of the Committee are Messrs. Purnell, Rosenblum (Chairman) and Stettinius.

     The primary function of the Executive Compensation and Organization Committee (the "ECOC") is to review and approve the design and administration of salary, benefits and incentive plans for senior management. This Committee also evaluates the Company's organizational structure and the development, goals and performance of senior management. The ECOC met six times during the fiscal year ended June 30, 1999. Members of the ECOC are Messrs. Garrett (Chairman), and Walker.

     The primary function of the Benefits and Investment Committee is to review the operation of employee benefit plans and programs and to evaluate the performance of Plan administrators, trustees and investment managers. The Benefits and Investment Committee met twice during the fiscal year ended June 30, 1999. Members of the Committee are Messrs. Daniels, Purnell (Chairman), Reitman and Walker.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the ECOC are Messrs. Garrett (Chairman) and Walker. No member of the ECOC is or has been an employee of Cadmus. Furthermore, none of Cadmus' executive officers has served on the board of directors of any company of which an ECOC member is an employee except for John H. Phillips, Vice President, Procurement and Operations Finance of Cadmus, who serves as a director of Valco Graphics, Inc., a privately-held Seattle marketing firm providing printing, mailing and fulfillment services, of which Bruce A. Walker, an ECOC member, is President.

     Russell M. Robinson, II, a Class III director, served as Chairman of the ECOC until August 12, 1997, and currently serves as lead outside director of the Board of Directors. The firm of Robinson, Bradshaw and Hinson, P.A., of which Mr. Robinson is President, a Director and a shareholder, was retained to perform legal services for Cadmus during fiscal year 1999. It is anticipated that the firm will continue to provide legal services to Cadmus during fiscal year 2000.

     On April 1, 1999, Cadmus purchased all of the outstanding shares of Melham Holdings, Inc. whose principal operating subsidiary is Mack Printing Company. As a result of the purchase, Nathu R.

Puri, a Class I director standing for election, directly and indirectly received as consideration approximately $11.2 million in cash, approximately 1.06 million shares of Cadmus common stock, approximately $5.8 million in subordinated notes of Cadmus and approximately $52.9 million in bridge financing notes of Cadmus. Cadmus subsequently refinanced the $52.9 million bridge notes and redeemed Mr. Puri's bridge notes. In addition, after the closing of the purchase Cadmus caused Mack Printing Company to pay Mr. Puri a cash bonus of $500,000.00, which had accrued prior to closing.

VOTING OF SHARES

     As a part of the Stock Purchase Agreement dated April 1, 1999, by which Cadmus purchased all of the shares of Melham Holdings, Inc., and as previously disclosed by Cadmus in its April 6, 1999 Form 8-K, Nathu R. Puri, a Class I director standing for election, agreed that for a period of two years, he would vote his shares of Cadmus common stock, held directly and indirectly, in favor of those director nominees recommended by Cadmus' Board of Directors and in favor of the Board's recommendations on other matters.

DIRECTORS' COMPENSATION

     CASH COMPENSATION. Each director of Cadmus who is not also an executive officer of Cadmus receives: (a) an annual retainer of $10,000; (b) $1,000 for attendance at each Board meeting; (c) $750 for attendance at each committee meeting; and (d) $300 for each conference call Board meeting in which he participates. The Chairmen of the Audit, the Nominating, the Executive Compensation and Organization, and the Benefits and Investment Committees each receive an additional $2,000 annually. Each director also is reimbursed for usual and ordinary expenses of meeting attendance. A director who also is an employee of Cadmus or its subsidiaries receives no additional compensation for serving as a director.

     In May, 1997, the Board created the position of lead outside director and appointed Russell M. Robinson, II, to serve in this position. The general duties of the lead outside director include serving as liaison between the non-management members of the Board and the Chief Executive Officer and assisting the Chairman of the Board in the performance of certain of his duties. The lead outside director receives an additional annual retainer of $15,000 for such services.

     Cadmus has in effect a plan under which directors may elect to defer their annual retainers and attendance fees generally until after the termination of their service on the Board.

     NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN. Under the 1997 Non-Employee Director Stock Compensation Plan, a portion of the anticipated future increases in the annual retainer is paid in stock options. Each Director who is not an employee of Cadmus or its subsidiaries will receive an option grant covering 1,000 shares of Common Stock on November 15 of each year during the term of the Plan, with the first grant having been made under the Plan on November 15, 1998. The options granted under the Plan are not exercisable for six months from date of grant except in the case of death or disability. Options that are not exercisable at the time a director's service on the Board terminates for any reason other than death, disability or retirement in accordance with Cadmus' policy will be forfeited. The 1997 Plan continues the form of stock compensation previously provided under the 1992 Plan which expired August 15, 1997.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS WITH MANAGEMENT

     See "Compensation Committee Interlocks and Insider Participation" for information relating to Messrs. Robinson's and Puri's relationship to the Company.

     From time to time, Cadmus and its subsidiaries may purchase products from or utilize services of, other corporations of which a Cadmus director is a director, officer or employee. Such transactions occur in the ordinary course of business and are not deemed material.

EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended June 30, 1999, 1998, and 1997, all compensation paid or accrued by Cadmus and its subsidiaries to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                                                           LONG-TERM
                                                           ANNUAL COMPENSATION                           COMPENSATION
                                           ---------------------------------------------------- ------------------------------
                                                                                    OTHER         SECURITIES
                                                                                    ANNUAL        UNDERLYING      ALL OTHER
           NAME (AGE) AND                                                         COMPENSA-        OPTIONS/        COMPEN-
         PRINCIPAL POSITION          YEAR   SALARY ($)(1)     BONUS ($)(2)       TION ($)(3)       SARS (#S)      SATION ($)
----------------------------------- ------ --------------- ------------------ -----------------  ------------ -----------------
C. Stephenson Gillispie, Jr. (57)   FY99      $ 400,000    $      0                --               13,000       $  15,002(7)
  Chairman, President and           FY98        332,000     199,200                --               45,000          16,160(8)
  Chief Executive Officer           FY97        322,000           0                --               20,000          19,347(9)

Steven R. Isaac (51)                FY99      $ 327,600    $      0                --                7,500       $   9,037(10)
  Executive Vice President          FY98        315,000     137,800                --               20,000          14,611(11)
                                    FY97        305,000      50,000                --               25,000           5,520(12)

David G. Wilson, Jr. (58)           FY99      $ 326,192    $      0                --                8,000       $  10,552(13)
  Executive Vice President          FY98        275,000     138,300                --               25,000          13,414(14)
                                    FY97        248,000      50,000                --               25,000          14,681(15)

Joseph J. Ward (52)                 FY99      $ 300,000    $100,000(4)        $67,754(6)            18,500       $   4,538(16)
  Executive Vice President

Bruce V. Thomas (42)                FY99      $ 275,000    $      0                --                8,000       $   4,780(17)
  Senior Vice President and         FY98        218,000     130,000                --               19,000           6,237(18)
  Chief Financial Officer           FY97        198,000      50,000(5)             --               15,000           4,899(19)

----------
 (1)Reflects salary before pretax contributions under the Cadmus Thrift Savings Plans.

 (2)Reflects short-term incentive awards, if any, accrued for each of the three fiscal years ended June 30, 1999, under the Cadmus Executive Incentive Plan described in the Report of the Compensation Committee on Executive
    Compensation on pages         .

 (3)For the fiscal year ended June 30, 1999, perquisites did not exceed 10% of salary and bonus for any named executive officer, except Mr. Ward, thus no amounts are reportable as "Other Annual Compensation" for any named executive officer, except Mr. Ward.

 (4)Reflects a required bonus pursuant to the terms of Mr. Ward's employment agreement dated July 16, 1998.

 (5)Reflects a short-term incentive award paid with respect to the fiscal year ended June 30, 1997, but not included in the Summary Compensation Table in 1997 because it was not awarded until after release of the 1997 Proxy Statement.

 (6)Reflects $60,000 related to Mr. Ward's relocation and the remaining $7,754 represents an automobile allowance.

 (7)Reflects $ 10,540 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

 (8)Reflects $11,472 contributed or matched by Cadmus or its subsidiaries for fiscal year 1998 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

 (9)Reflects $16,452 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(10)Reflects $6,467 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(11)Reflects $11,409 contributed or matched by Cadmus or its subsidiaries for fiscal year 1998 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(12)Reflects $4,883 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(13)Reflects $6,547 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(14)Reflects $10,553 contributed or matched by Cadmus or its subsidiaries for fiscal year 1998 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(15)Reflects $12,525 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(16)Reflects $2,500 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(17)Reflects $4,012 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(18)Reflects $5,628 contributed or matched by Cadmus or its subsidiaries for fiscal year 1998 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(19)Reflects $4,347 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

STOCK OPTIONS

     The following table reflects grants of stock options made during the fiscal year ended June 30, 1999 to each of the named executive officers.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                                                              REALIZABLE
                                                                                               VALUE AT
                                                                                            ASSUMED ANNUAL
                                   NUMBER OF      PERCENTAGE OF                              RATES OF STOCK
                                   SECURITIES    TOTAL OPTIONS/                            PRICE APPRECIATION
                                   UNDERLYING         SARS         EXERCISE                    FOR OPTION
                                    OPTIONS          GRANTED       OR BASE                      TERM (3)
                                    GRANTED       TO EMPLOYEES      PRICE     EXPIRATION ---------------------
              NAME                    (#)        IN FISCAL YEAR     ($/SH)       DATE        5%        10%
------------------------------- --------------- ---------------- ----------- ----------- --------- ----------
 C. Stephenson Gillispie, Jr.        13,000(1)         4             12.875     6/1/09    105,261   266,753
 Stephen R. Isaac                     7,500(1)         2             12.875     6/1/09     60,728   153,896
 David G. Wilson, Jr.                 8,000(1)         3             12.875     6/1/09     64,776   164,155
 Joseph J. Ward                      10,000(2)         3             20.625    8/11/08    129,710   328,709
                                      8,500(1)         3             12.875     6/1/09     68,825   174,415
 Bruce V. Thomas                      8,000(1)         3             12.875     6/1/09     64,776   164,155

----------
(1) Grants were made under the Company's 1990 Long Term Incentive Stock Plan and become exercisable in increments of one-third of the total number of shares subject to option each on December 31, 2001, 2002, 2003, subject to earlier vesting if certain performance criteria are met.

(2) Grants were made under the Company's 1990 Long Term Incentive Stock Plan and become exercisable in increments of one-third of the total number of shares subject to option each on December 31, 2000, 2001 and 2002, subject to earlier vesting if certain performance criteria are met.

     The following table reflects certain information regarding the exercise of stock options during the fiscal year ended June 30, 1999, as well as information with respect to unexercised options held at such date by each of the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                       VALUE OF UNEXERCISED
                                       NUMBER OF UNEXERCISED         "IN THE MONEY" OPTIONS AT
                                  OPTIONS AT FISCAL YEAR END (#)        FISCAL YEAR END ($)
                                     EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
                                 --------------------------------   --------------------------
C. Stephenson Gillispie, Jr.              204,200/43,000                  534,250/16,250
Stephen R. Isaac                           30,000/22,500                        0/9,375
David G. Wilson, Jr.                       79,900/23,000                  180,063/10,000
Joseph J. Ward                                  0/18,500                        0/10,625
Bruce V. Thomas                            58,800/22,000                   96,500/10,000

     The Columns "Number of Shares Acquired Upon Exercise" and "Value Realized" have been omitted because no options were exercised by the named executive officers during the last fiscal year.

CHANGE-IN-CONTROL AGREEMENTS

     Cadmus has entered into agreements with Messrs. Gillispie, Isaac, Wilson, Ward, Thomas, Phillips, Bosher, Fernstrom and five other managers that provide for severance payments and certain other benefits if their employment terminates after "a change in control" (as defined therein) of Cadmus. Payments and benefits will be paid under these agreements only if, within three years following a change in control (or such shorter period from the date of any change in control to normal retirement), the employee (i) is terminated involuntarily without "cause" (as defined therein) and not as a result of death, disability or normal retirement, or (ii) terminates his employment voluntarily for "good reason" (as defined therein). "Change in control" is defined generally to include (i) an acquisition of 20% or more of Cadmus' voting stock, (ii) certain changes in the composition of the Cadmus Board of Directors, (iii) shareholder approval of certain business combinations or asset sales in which Cadmus' historic shareholders hold less than 60% of the resulting or purchasing company or (iv) shareholder approval of the liquidation or dissolution of Cadmus.

     In the event of such termination following a change in control, the employee will be entitled to receive a lump sum severance payment, certain other payments and a continuation of employee welfare benefits. Severance payments under these agreements are determined by a formula that takes into account base salary, annual bonus and years of employment. Under this formula, Mr. Gillispie will be entitled to the maximum severance payment, which will be an amount equal to three times the sum of his base salary and annual bonus for the year in which termination occurs, or for the fiscal year ended June 30, 1998, whichever is higher. The total amount payable to Mr. Gillispie may not exceed the maximum amount that may be paid without the imposition of a federal excise tax on Mr. Gillispie, except that the amount payable will not be reduced unless his net after-tax benefit would be greater than that without the reduction.

RETIREMENT BENEFITS

     PENSION PLAN. Substantially all employees of Cadmus and its participating subsidiaries who are 21 years of age or older and who are credited with at least one year of service with Cadmus or a participating subsidiary are covered by the Cadmus Pension Plan (the "Pension Plan"). The Pension Plan is a non-contributory defined benefit pension plan under which retirement benefits are generally based on periods of active participation. For the period July 1, 1979 through June 30, 1985, a participant earned a retirement benefit expressed as an annuity for life equal to 2% of his or her base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay and similar payments) for each year of service. For periods after June 30, 1985, a participant earns a retirement benefit generally equal to 1.6% of his or her base compensation each year (limited to the inflation adjusted compensation cap each year starting July 1, 1989). Under a special rule, employees who were participants on June 30, 1985 generally accrued further benefits after June 30, 1985 and before January 1, 1992 at no less than the amount of accrual for the fiscal year ended June 30, 1985. This special rule ceased to apply effective for accruals after December 31, 1991. Prior to July 1, 1979, several different benefit formulas applied, and employees who were participants before July 1, 1979 will retain their accrued past service benefit for service before July 1, 1979 based on the benefit formulas then in effect.

     Because retirement benefits under the Pension Plan are based on career average compensation, a table showing annual retirement benefits based upon final average compensation and years of service is inappropriate and has been omitted. Based on the benefit formula in effect on and after July 1, 1985, and on the assumption that the individuals named will continue to receive, until normal retirement age, covered compensation in the same amounts paid for the fiscal year ended June 30, 1999, the estimated annual benefits (which are not subject to any deduction for Social Security or other offset amount) payable for the named executive officers are $65,770 for Mr. Gillispie, $42,026 for Mr. Isaac, $61,252 for Mr. Wilson, for Mr. Thomas and $0 for Mr. Ward.

     CADMUS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Cadmus maintains the Cadmus Supplemental Executive Retirement Plan (the "SERP") to provide supplemental retirement benefits for certain key employees of Cadmus and its participating subsidiaries who are credited with at least five years of service and who are selected by the Board of Directors of Cadmus for participation in the SERP. The Board may waive all or any part of the five year service requirement. The SERP is a non-qualified unfunded plan which covers 16 active key employees of Cadmus and its participating subsidiaries. The retirement or death benefit payable under the SERP is a 15-year term certain annuity equal to 30% of the participant's final average (highest three years out of last ten) base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay or similar payments) generally commencing at the participant's normal retirement age (which is age 65 for employees last hired prior to age 60 or otherwise is the fifth anniversary of commencement of participation). Benefits are not subject to any reduction for Social Security or other offset amount.

     The following table shows the estimated annual retirement benefits payable to SERP participants in the following average final compensation and years of service classifications assuming retirement at age 65. Average compensation under the SERP includes only the amounts set
forth under "Salary" in the Summary Compensation Table on page          .

                            SUPPLEMENTAL EXECUTIVE
                             RETIREMENT PLAN TABLE

    HIGHEST 3-YEAR
 AVERAGE COMPENSATION        5          10          15       20 AND OVER
----------------------   ---------   --------   ---------   ------------
         100,000         $7,500      15,000      22,500       $ 30,000
         125,000          9,125      18,750      28,125         37,500
         150,000         11,250      22,500      33,750         45,000
         175,000         13,125      26,250      39,375         52,500
         200,000         15,000      30,000      45,000         60,000
         225,000         16,875      33,750      50,625         67,500
         250,000         18,750      37,500      56,250         75,000
         300,000         22,500      45,000      67,500         90,000
         350,000         26,250      52,500      78,750        105,000
         400,000         30,000      60,000      90,000        120,000
         450,000         33,750      67,500     101,250        135,000
         500,000         37,500      75,000     112,500        150,000

     Credited years of service under the SERP as of the fiscal year ended June 30, 1999 are: Mr. Gillispie -- 22; Mr. Isaac -- 3; Mr. Wilson -- 36; Mr. Thomas -- 7; and Mr. Ward -- 0.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Executive Compensation and Organization Committee (the "Committee"), composed of two non-employee directors, has responsibility for all aspects of the compensation program for Cadmus executive officers. Working in collaboration with Cadmus senior management and outside consultants, the Committee administers this executive compensation program to fulfill the objectives outlined below.

     PRINCIPAL OBJECTIVES. As set forth in the Company's Executive Compensation Policy and Philosophy Statement, the principal objectives of the executive compensation program are: (i) to attract and retain a highly-qualified management team; (ii) to motivate this team to achieve corporate objectives and to control and justify the costs of executive incentives; (iii) to ensure that executive compensation is integral to, and supportive of, other Cadmus management benefits, systems and processes; and (iv) to link pay with performance in a number of respects, most notably linking executive compensation and shareholder value so that increases in executive compensation are directly related to the creation of value for the Company's shareholders.

     The primary components of the Company's executive compensation program are base salaries, short-term incentive payments, long-term incentive awards, historically in the form of stock options, and the Supplemental Executive Retirement Plan.

     The Committee considered the deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code which was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation would not be permitted to deduct compensation in excess of one million dollars per year paid to the chief executive officer or any one of the other named executive officers except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The Committee noted that the Company does not currently face the loss of this deduction for compensation. The Committee nevertheless determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program.

     SALARIES. Salaries for Cadmus executive officers are established and administered by means of salary grades and salary ranges. All Cadmus executive officers are assigned a base salary grade which is reviewed annually. With outside consultants, senior management prepares a schedule of salary ranges by grade, which is reviewed annually. At the beginning of each fiscal year, the Committee reviews management's recommendations concerning adjustments in grade designation and base salaries for each executive officer. Based on this review, the Committee makes such salary adjustments as it deems appropriate. Base salaries are generally competitive with the market based on peer group comparisons provided by outside consultants.

     SHORT-TERM INCENTIVE PAYMENTS. The Company utilizes an Executive Incentive Plan under which its executive officers may earn annual incentive payments based on their business unit's performance as well as the overall financial performance of Cadmus. A formula that focuses primarily upon "return on capital employed" ("ROC") establishes at each Cadmus business unit "curves" that generate a "pool" from which the short-term incentives are paid. As ROC improves and operating profits increase, the pool grows. No pool is created, and no incentives are earned, however, until a minimum earnings threshold is achieved.

     At the beginning of each fiscal year, senior management presents for consideration and approval by the Committee the recommended short-term incentive curves for Cadmus and each Cadmus business unit. At the conclusion of the fiscal year, senior management recommends to the Committee specific short-term awards for each executive officer. Those recommendations are based, among other factors, on that executive's individual performance, as well as the performance and profitability of that executive's business unit. A portion of each executive's incentive award also is determined by the financial performance of Cadmus. The Committee then considers and approves, to the extent it believes appropriate, the incentive pools generated by the incentive curves and the incentive award recommendations of senior management. At budgeted performance levels, the Executive Incentive Plan generally should have the potential to generate awards in the range of 10-60% of base salary. The Plan also contains a midyear payment feature equal to 25% of the anticipated bonus. This feature is designed to motivate executives and managers to meet or exceed interim financial goals.

     LONG-TERM INCENTIVE AWARDS. The long-term incentive component of executive compensation for Cadmus executive officers is provided under the 1984 Stock Option Plan and the 1990 Long Term Incentive Stock Plan. The 1984 Plan, under which no additional shares are available for grant, provides solely for the award of stock options and tandem SARs. The 1990 Plan, an omnibus plan, provides for awards of incentive and non-qualified stock options, SARs, restricted stock grants, performance units or shares, as well as "other stock-unit" awards. In practice, however, stock options have been the only form of awards made under the 1990 Plan to date.

     Certain options issued in 1999 and 1998 are exercisable over a period of 3 years with earlier vesting if the Company's performance exceeds specific standards established by the Compensation Committee. Other options issued in 1999 and 1998, primarily to executives and managers who are not executive officers of the Company, are immediately vested. Options issued prior to 1998 are exercisable over 5 years with accelerated performance vesting criteria. Options generally have a ten-year term subject to early termination under certain circumstances and typically have an option exercise price equal to the market value of the Common Stock at the date of grant. Thus, the Common Stock must appreciate before an executive officer receives any benefit from an option grant.

     At the beginning of each year, determination is made as to the number of shares that the Company can reasonably issue for that year (typically 2% of outstanding shares per year). Contemporaneously, senior management, working periodically with outside consultants, makes recommendations concerning awards to specific executives. These awards generally are recommended only for those relatively few executives who are in a position and have the ability to influence materially the financial performance of Cadmus. These recommendations are acted upon by the Committee at its August meeting. Although the Committee has no specific target equity ownership in mind for Cadmus executives, an overall guideline is that the long-term incentive potential should equal short-term incentive amounts and should be directed at creating a meaningful equity position for top management. (See "Executive Compensation -- Stock
Options," page     for information concerning specific grants made in fiscal
1999.)

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Supplemental executive retirement benefits are provided under the Cadmus Supplemental Executive Retirement Plan. Under this plan, executives earn an additional retirement benefit equal to 30% of the executive's final average base compensation generally commencing at the participant's normal retirement age payable as a 15-year term certain annuity. The Committee may waive all or part of the five year service requirement. See "Retirement Benefits -- Cadmus Supplemental Executive Retirement Plan."

     CHIEF EXECUTIVE OFFICER COMPENSATION. Compensation for the Company's Chairman and Chief Executive Officer is established in accordance with the principles and objectives outlined above. Based upon external information and data, including a survey of chief executive officer compensation at other public manufacturing companies deemed comparable to the Company and based further on the financial performance of the Company during fiscal 1999, the Committee approved no merit increase over last year's base salary for Mr. Gillispie.

     In determining the short-term and long-term incentive portions of Mr. Gillispie's compensation for fiscal year 1999, the Committee considered both the operating performance and the strategic progress of the Company. From an operating perspective, the following aspects of the Company's performance were considered: the Company fell short of its budget as integration issues at the Company's point of purchase division continued and as soft capital markets activity reduced profitability at the Company's financial communications division. At the same time, the Company's packaging and promotional printing, graphic solutions, and CadmusCom-Atlanta divisions all posted record or dramatically improved operating results. From a strategic prospective, the following aspects of the Company's performance were considered: the Company continued to make progress toward the establishment of strong, defensible positions in attractive niche markets. With its acquisition of Mack Printing Group, the Company further expanded its world leadership position in the journal market. In addition, the Company continued to invest in its rapidly growing packaging and graphic solution divisions, providing state of the art capabilities in both print and finishing. Furthermore, the Company continued its efforts to narrow its focus to attractive niche markets, divesting its financial communications and custom publishing businesses, on attractive terms. Finally, the Company entered into a new senior credit facility and placed $125 million in senior subordinated notes to position the Company for further growth and development. Based on the foregoing, no short-term incentive was authorized or paid to Mr. Gillispie. The Committee did, however, authorize an annual stock option grant of 13,000 shares for fiscal 1999.

               EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE

                          G. Waddy Garrett (Chairman)
                              John D. Munford, II
                                Bruce A. Walker

PERFORMANCE GRAPH

     The following graph compares the cumulative total return for the Company's Common Stock to the cumulative total return for the Standard & Poor's 500 Composite Index and an index of peer companies (the "Peer Group") selected by the Company for the Company's last five fiscal years. Companies in the Peer Group are as follows: Banta Corporation, World Color Press, Quebecor, Merrill Corporation, Bowne and Company, Mail-Well, Wallace Computer Services and the Media General Advertising Agencies Index and the Media General Marketing Services Index. The graph assumes an investment of $100 in the Company's Common Stock and in each index as of June 30, 1994, and that all dividends were reinvested.
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG CADMUS, THE S&P 500 INDEX AND PEER GROUP

[BAR CHART APPEARS HERE]

                1994        1995         1996         1997          1998         1999
               ------   -----------   ----------   ----------   -----------   ----------
Cadmus          100         134.67        88.39        90.33        142.64        81.87
S&P 500         100         126.07       158.85       213.97        278.51       341.89
Peer Group      100         117.67       158.88       188.01        226.67       231.75

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of the reports of changes in beneficial ownership of Common Stock and written representations furnished to Cadmus, Cadmus believes that its officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended June 30, 1999, except that Messrs. Puri, Bosher and Walker each had one late report on Form 4.

RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 2)

     Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended June 30, 1999, and has been selected as independent public accountants for Cadmus for the fiscal year ending June 30, 2000, subject to ratification by the shareholders.

     If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000 ANNUAL MEETING

     Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal (including any shareholder nominations for director candidates) in its proxy statement or form of proxy for the 2000 annual meeting of shareholders unless the proposal is received by the Secretary of Cadmus at the Company's principal place of business on or before June 10, 2000.

     In addition, the Company's Bylaws prescribe certain procedures which must be followed, including certain advance notice requirements, in order for a proposal to be properly before a shareholder meeting. Notice that a shareholder intends to bring any matter before a meeting must be received by the Company not less than 60 days before the anniversary date of the meeting notice given by the Company for the previous year's annual meeting. Any shareholder desiring a copy of the Cadmus Bylaws will be furnished one without charge upon written request to the Secretary.
Other Matters

     As of the date of this Proxy Statement, management of Cadmus has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED JUNE 30, 1999 CAN BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY AT P.O. BOX 27367, RICHMOND, VIRGINIA 23261.

                                         By Order of the Board of Directors

                                         /s/ Bruce V. Thomas
                                         -------------------
                                         SENIOR VICE PRESIDENT AND
                                         CHIEF FINANCIAL OFFICER

PROXY

                        CADMUS COMMUNICATIONS CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints C. Stephenson Gillispie, Jr. and Bruce
V. Thomas jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cadmus Communications Corporation to be held on November 18, 1999, or any adjournment thereof.

1. Election of Class I Directors to serve until 2002 Annual Meeting of Shareholders.

 [  ]   FOR all nominees listed                 [  ]  WITHHOLD AUTHORITY to vote
      (except as written on the line below)        for all nominees listed below

 Nominees:  Nathu R. Puri, Jerry I. Reitman and Wallace Stettinius

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE LISTED ABOVE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------

2. Ratification of the designation of Arthur Andersen LLP as independent accountants for the Corporation and its subsidiaries for the current fiscal year.

  [  ]  FOR                 [  ]  AGAINST              [  ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other business that may come before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ITEMS 1 AND 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED ABOVE HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

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                                                  Signature

                            ___________________________________________________
                                                  Signature


                            Dated:  __________________________________, 1999


(IN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH.)